Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 1

  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results

Fourth Quarter Financial Highlights Include:
Revenue of $114.2 million, up 1.9% year over year
Gross margin of 63.7% compared to 61.0% in the prior year
Billings of $172.1 million, up 7.1% year over year

LAS VEGAS, February 27, 2025 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of end-to-end enterprise software support and innovation solutions, the leading third-party support provider for Oracle, SAP and VMware software, today announced results for the 2024 fourth quarter and fiscal year ended December 31, 2024.

Select Fourth Quarter 2024 Financial Results
•Revenue was $114.2 million for the 2024 fourth quarter, an increase of 1.9% compared to $112.1 million for the same period last year.
•U.S. revenue was $53.1 million for the 2024 fourth quarter, a decrease of 6.5% compared to $56.8 million for the same period last year.
•International revenue was $61.1 million for the 2024 fourth quarter, an increase of 10.5% compared to $55.3 million for the same period last year.
•Subscription revenue was $109.1 million, which accounted for 95.5% of total revenue for the 2024 fourth quarter, compared to subscription revenue of $108.1 million, which accounted for 96.4% of total revenue for the same period last year.
•Annualized Recurring Revenue was $414.8 million for the 2024 fourth quarter, a decrease of 4.1% compared to $432.3 million for the same period last year.
•Active Clients as of December 31, 2024 were 3,081, an increase of 1.4% compared to 3,038 Active Clients as of December 31, 2023.
•Revenue Retention Rate was 88% and 90% for the trailing 12 months ended December 31, 2024 and 2023, respectively.
•Gross margin was 63.7% for the 2024 fourth quarter compared to 61.0% for the same period last year.
•Operating income was $14.9 million for the 2024 fourth quarter compared to an operating income of $11.5 million for the same period last year.
•Non-GAAP Operating Income was $19.1 million for the 2024 fourth quarter compared to $19.3 million for the same period last year.
•Net income was $6.7 million for the 2024 fourth quarter compared to $9.4 million for the same period last year.
•Non-GAAP Net Income was $10.8 million for the 2024 fourth quarter compared to $17.1 million for the same period last year.
•Adjusted EBITDA for the 2024 fourth quarter was $20.0 million compared to $21.3 million for the same period last year.
•Basic and diluted earnings per share attributable to common stockholders was a net earnings per share of $0.07 and $0.07, respectively, for the 2024 fourth quarter compared to a basic and diluted net earnings per share of $0.10 and $0.10, respectively, for the same period last year.
•Cash and short-term investments of $88.8 million at December 31, 2024 compared to $125.3 million at December 31, 2023.
•Reorganization Costs of $1.1 million were incurred during the fourth quarter of 2024 as the Company continued a process to optimize its cost structure.

Select Full Year 2024 Financial Results
•Revenue was $428.8 million for 2024, a decrease of 0.6% compared to $431.5 million for 2023.
•Gross margin was 60.9% for 2024 compared to 62.3% for 2023.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 2

•Operating loss was $32.1 million for 2024 compared to operating income of $43.8 million for 2023.
•Non-GAAP Operating Income was $47.7 million for 2024 compared to $66.1 million for 2023.
•Net loss was $36.3 million for 2024 compared to net income of $26.1 million for 2023.
•Non-GAAP Net Income was $43.6 million for 2024 compared to $48.4 million for 2023.
•Adjusted EBITDA was $53.1 million for 2024 compared to $71.9 million for 2023.
•Basic and diluted net earnings per share attributable to common stockholders was a net loss per share of $0.40 and $0.40, respectively, for 2024 compared to a basic and diluted net earnings per share of $0.29 and $0.29, respectively for 2023.

Select Fourth Quarter 2024 Operating Results
•Announced representative new clients that switched to, or existing clients that expanded their agreements with, Rimini Street, including the following:
◦Gunung Raja Paksi (GRP), an Indonesian leader in Steel production, has selected Rimini Support™ for SAP to cover its S/4HANA systems and Smart Factory Project, gaining competitive edge by redirecting savings and IT resources towards its Industry 4.0 initiatives.
◦Bumhan Mecatec, a leading South Korea chemical process equipment supplier, switched back to Rimini Support™ for Oracle EBS and Database systems, and the savings from the switch are funding transformative projects, such as AI-powered Innovation that increased productivity and profitability.
•Announced ServiceNow and Rimini Street to partner on new enterprise software model to unlock value in existing ERP systems for net-new innovation, digital growth and scale - Transformation without Disruption - combining ServiceNow’s AI Platform with Rimini Street’s proven enterprise software support.
•Announced expansion of Rimini Protect™ for Database Security Solutions, providing even more extensive security and compliance capabilities for most common commercial and open-source databases, including for Oracle, SAP, IBM, PostgreSQL and more.
•Announced expansion of Rimini Connect™, Suite of Interoperability Solutions, with a new management console that provides single-pane-of-glass configuration and management.
•Announced VMware customer survey, and 79% of respondents stated their perpetually licensed software meets their business needs, and 99% would consider to continue to utilize current software if they could acquire support, indicating a strong demand for Rimini Custom™ VMware support, launched May 2024.
•Closed over 6,900 support cases and delivered over 8,300 tax, legal and regulatory updates to clients across 22 countries, while achieving an average client satisfaction rating on the Company’s support delivery and onboarding services of more than 4.9 out of 5.0 (where 5.0 is rated excellent).

Business Outlook
The Company is continuing to suspend guidance until there is more clarity around impacts from current litigation activity before the U.S. Federal courts in the Company’s ongoing litigation with Oracle.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the fourth quarter and full year 2024 results and offer commentary on 2025 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on February 27, 2025. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Reconciliations of the non-GAAP financial measures included in this press release and described below to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support and innovation solutions and the leading third-party support provider for Oracle, SAP and VMware software. The Company offers a comprehensive portfolio of unified solutions to run, manage, support, customize, configure, connect, protect, monitor,

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 3

and optimize enterprise application, database, and technology software. The Company has signed thousands of contracts with Fortune Global 100, Fortune 500, midmarket, public sector and government organizations who selected Rimini Street as their trusted, proven mission-critical enterprise software solutions provider and achieved better operational outcomes, realized billions of US dollars in savings and funded AI and other innovation investments.

To learn more, please visit www.riministreet.com, and connect with Rimini Street on X, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “goal,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation, including the disposition of pending motions to appeal and any new claims; any additional expenses to be incurred to comply with any injunction ordered by the courts relating to the Rimini II litigation matter and the impact on future period revenue and costs incurred related to these efforts; changes in the business environment in which Rimini Street operates, including the impact of any macro-economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our expectations regarding new product offerings, partnerships and alliance programs, including but not limited to our partnership with ServiceNow; our ability to grow our revenue and accurately forecast revenue, along with the results of any efforts to manage costs in light of current revenue expectations and expansion of our offerings; the expected impact of reductions in our workforce during the last and current fiscal year and associated reorganization costs; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle; risks relating to retention rates, including our ability to accurately predict retention rates; the loss of one or more members of our management team; our ability to attract and retain additional qualified personnel, including sales personnel, and retain key personnel; our business plan, our ability to grow in the future and our ability to achieve and maintain profitability; our plans to wind-down the offering of services for Oracle PeopleSoft products, which may be impacted by pending decisions in the Rimini II litigation; the volatility of our stock price and related compliance with stock exchange requirements; our need and ability to raise equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats; any deficiencies associated with generative artificial intelligence (AI) technologies potentially used by us or used by our third-party vendors and service providers; our ability to protect the confidential information of our employees and clients and to comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, tariff costs (including tariff relief or the ability to mitigate tariffs, particularly in light of proposed policies of the new Presidential administration), a failure by us to establish adequate tax reserves, or our ability to realize benefits from our net operating losses; any negative impact of environmental, social and governance (ESG) matters on our reputation or business and the exposure of our business to additional costs or risks from our reporting on such matters; our ability to maintain our good standing with the United States government and international governments and capture new contracts with governmental entities/agencies; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on February 27, 2025, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future,

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 4

Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2025 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	December 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$88,792	$115,424
Restricted cash	430	428
Accounts receivable, net of allowance of $653 and $656, respectively	130,784	119,430
Deferred contract costs, current	17,076	17,934
Short-term investments	—	9,826
Prepaid expenses and other	19,194	25,647
Total current assets	256,276	288,689
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $21,305 and $18,231, respectively	9,891	10,496
Operating lease right-of-use assets	7,161	5,941
Deferred contract costs, noncurrent	22,084	23,559
Deposits and other	5,068	6,109
Deferred income taxes, net	68,583	59,002
Total assets	$369,063	$393,796
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,093	$5,912
Accounts payable	5,275	5,997
Accrued compensation, benefits and commissions	33,586	38,961
Other accrued liabilities	20,688	18,128
Operating lease liabilities, current	3,967	4,321
Deferred revenue, current	257,983	263,115
Total current liabilities	324,592	336,434
Long-term liabilities:
Long-term debt, net of current maturities	82,187	64,228
Deferred revenue, noncurrent	23,214	23,859
Operating lease liabilities, noncurrent	7,064	6,841
Other long-term liabilities	1,451	1,930
Total liabilities	438,508	433,292
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 91,120 and 89,595 shares, respectively	9	9
Additional paid-in capital	177,533	167,988
Accumulated other comprehensive loss	(7,389)	(4,167)
Accumulated deficit	(238,482)	(202,210)
Treasury stock	(1,116)	(1,116)
Total stockholders' deficit	(69,445)	(39,496)
Total liabilities and stockholders' deficit	$369,063	$393,796

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$114,213	$112,111	$428,753	$431,496
Cost of revenue	41,501	43,712	167,731	162,513
Gross profit	72,712	68,399	261,022	268,983
Operating expenses:
Sales and marketing	37,437	34,983	149,736	142,339
General and administrative	18,624	17,568	73,084	73,044
Reorganization costs	1,098	—	5,737	59
Litigation costs and related recoveries:
Litigation expense	—	2,743	58,512	2,743
Professional fees and other costs of litigation	675	1,558	6,081	7,033
Litigation costs and related recoveries, net	675	4,301	64,593	9,776
Total operating expenses	57,834	56,852	293,150	225,218
Operating income (loss)	14,878	11,547	(32,128)	43,765
Non-operating income and (expenses):
Interest expense	(1,904)	(1,383)	(6,305)	(5,522)
Other income (expenses), net	(24)	1,189	1,790	2,989
Income (loss) before income taxes	12,950	11,353	(36,643)	41,232
Income tax benefit (expense)	(6,291)	(2,002)	371	(15,173)
Net income (loss)	$6,659	$9,351	$(36,272)	$26,059

Net income (loss) attributable to common stockholders	$6,659	$9,351	$(36,272)	$26,059

Net income (loss) per share attributable to common stockholders:
Basic	$0.07	$0.10	$(0.40)	$0.29
Diluted	$0.07	$0.10	$(0.40)	$0.29
Weighted average number of shares of Common Stock outstanding:
Basic	90,979	89,462	90,503	89,073
Diluted	91,493	89,695	90,503	89,536

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Non-GAAP operating income reconciliation:
Operating income (loss)	$14,878	$11,547	$(32,128)	$43,765
Non-GAAP adjustments:
Litigation costs and related recoveries, net	675	4,301	64,593	9,776
Stock-based compensation expense	2,408	3,465	9,545	12,522
Reorganization costs	1,098	—	5,737	59
Non-GAAP operating income	$19,059	$19,313	$47,747	$66,122
Non-GAAP net income reconciliation:
Net income (loss)	$6,659	$9,351	$(36,272)	$26,059
Non-GAAP adjustments:
Litigation costs and related recoveries, net	675	4,301	64,593	9,776
Stock-based compensation expense	2,408	3,465	9,545	12,522
Reorganization costs	1,098	—	5,737	59
Non-GAAP net income	$10,840	$17,117	$43,603	$48,416
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$6,659	$9,351	$(36,272)	$26,059
Non-GAAP adjustments:
Interest expense	1,904	1,383	6,305	5,522
Income taxes	6,291	2,002	(371)	15,173
Depreciation and amortization expense	947	826	3,596	2,827
EBITDA	15,801	13,562	(26,742)	49,581
Non-GAAP adjustments:
Litigation costs and related recoveries, net	675	4,301	64,593	9,776
Stock-based compensation expense	2,408	3,465	9,545	12,522
Reorganization costs	1,098	—	5,737	59
Adjusted EBITDA	$19,982	$21,328	$53,133	$71,938
Calculated Billings:
Revenue	$114,213	$112,111	$428,753	$431,496
Deferred revenue, current and noncurrent, end of the period	281,197	286,974	281,197	286,974
Deferred revenue, current and noncurrent, beginning of the period	223,314	238,399	286,974	299,921
Change in deferred revenue	57,883	48,575	(5,777)	(12,947)
Calculated billings	$172,096	$160,686	$422,976	$418,549

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2024 Financial and Operating Results	page 9

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income (loss) adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com